Exhibit 23.1

Consent of HoganTaylor LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of ADDvantage Technologies Group, Inc. of our report dated December 27, 2021, relating to the consolidated financial statements, of ADDvantage Technologies Group Inc., appearing in the Annual Report on Form 10-K of ADDvantage Technologies Group, Inc. for the year ended September 30, 2021.

s/ HOGANTAYLOR LLP
HOGANTAYLOR LLP
Tulsa, Oklahoma
September 30, 2022